UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2025

INVESTVIEW, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27019	87-0369205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 Lancaster Avenue, 2nd Floor Haverford, PA	19041
(Address of principal executive offices)	(Zip code)

Registrant’s Telephone Number, Including Area Code: 732-889-4300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on October 25, 2024, Investview, Inc. (the “Company”) entered into an agreement (the “Agreement”) with three non-affiliate shareholders (the “Sellers”) to repurchase in a private transaction a total of 121 million shares of the Company’s common stock (the “Purchased Shares”). The Purchased Shares were initially issued to the Sellers in 2017 in connection with a commercial transaction with the Company (the “2017 Issuance”). In addition to reducing the Company’s outstanding level of capitalization, the Company entered into the Agreement, in part, to resolve a dispute related to the 2017 Issuance. The transactions contemplated by the Agreement were subject to the satisfaction of customary closing conditions by the outside closing date of February 22, 2025, including the delivery of the Purchased Shares to the Company.

The Sellers were unable to deliver the Purchased Shares by the outside closing date and several extension periods. Accordingly, on May 1, 2025, the Company terminated the Agreement and advised the Sellers that it continues to reserve all of its rights under the Agreement; and as well, continues to reserve all future rights to challenge the underlying elements of the 2017 Issuance should the Sellers attempt to transfer the Purchased Shares in the future.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTVIEW, INC.

Dated: May 1, 2025	By:	/s/ Ralph Valvano
Ralph Valvano
Secretary/Chief Financial Officer

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